News Release

Unisys Announces 1Q25 Results
Unisys Improves Operating and Free Cash Flow and Continues Momentum in New Logo Signings
•Cash provided by operations of $33.3 million compared to $23.8 million in 1Q24, and free cash flow(9) of $13.2 million compared to $3.9 million in 1Q24
•Total company revenue of $432.1 million; Excluding License and Support (Ex-L&S)(13) revenue of $361.0 million
•Gross profit margin of 24.9%; Ex-L&S gross profit margin of 17.8%
•Operating profit margin of 1.2%; non-GAAP operating profit(6) margin of 2.8%
•Ex-L&S New Business(5) Total Contract Value (TCV)(3) of $337 million, an increase of 83% year over year (YoY) driven by new logo signings
•Unisys reiterates 2025 full-year guidance

BLUE BELL, Pa., April 30, 2025 – Unisys Corporation (NYSE: UIS) reported financial results for the first quarter of 2025 (1Q25).
"We are pleased with the momentum in New Business signings we achieved during the quarter, which increased more than 80% year-over-year," said Michael Thomson, Unisys CEO and President. "We are delivering innovative solutions focused on our clients’ highest priority business objectives, such as improving efficiency, bolstering security and unlocking data to fuel intelligent insights. As our portfolio evolves, we are also making progress on our financial objectives to increase profitability and enhance free cash flow."
Unisys Chief Financial Officer Deb McCann said, "We achieved solid profitability results in the first quarter and continue to see favorable trends in our License & Support solutions, where clients are making long-term commitments to the Unisys software and industry application ecosystem. We are reiterating our full-year financial guidance for constant currency revenue growth and see a path to come in above the midpoint of our profitability guidance."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	1Q25	1Q24
Revenue	$432.1	$487.8
YoY revenue change	(11.4)%
YoY revenue change in constant currency (1)	(8.5)%
Ex-L&S revenue	$361.0	$394.6
YoY revenue change	(8.5)%
YoY revenue change in constant currency	(5.5)%
License and Support(12) revenue	$71.1	$93.2
YoY revenue change	(23.7)%
YoY revenue change in constant currency	(21.1)%

Gross profit	$107.5	$136.0
Gross profit percent	24.9%	27.9%
Ex-L&S gross profit	$64.2	$71.2
Ex-L&S gross profit percent	17.8%	18.0%

Operating profit	$5.1	$17.7
Operating profit percent	1.2%	3.6%
Non-GAAP operating profit	$11.9	$34.4
Non-GAAP operating profit percent	2.8%	7.1%

Net loss attributable to Unisys Corporation	($29.5)	($149.5)
Non-GAAP net (loss) income attributable to Unisys Corporation(8)	($3.4)	$2.7

EBITDA(7)	$5.1	($104.2)
Adjusted EBITDA(7)	$40.2	$65.3
Adjusted EBITDA as a percentage of revenue	9.3%	13.4%
First Quarter 2025 Results
Revenue declined 11.4% YoY, an 8.5% decrease in constant currency, primarily driven by the timing of software license renewals and lower volume with clients. Ex-L&S revenue declined 8.5% YoY, a 5.5% decrease in constant currency, primarily driven by lower volume with clients. These declines are consistent with previously provided expectations and a sequential increase is anticipated to begin in the second quarter of 2025. Prior year Ex-L&S revenue included a one-time benefit of 160 bps related to the resolution of a contractual dispute with a former client.
Gross profit margin declined 300 bps YoY primarily driven by the timing of software license renewals. Ex-L&S gross profit margin decreased 20 bps YoY. As discussed above, these declines are consistent with previously provided expectations. Prior year Ex-L&S gross profit margin included a one-time benefit of 140 bps due to the resolution of a contractual dispute with a former client.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	1Q25	1Q24
Digital Workplace Solutions (DWS):
Revenue	$118.6	$132.3
YoY revenue change	(10.4)%
YoY revenue change in constant currency	(7.5)%
Gross profit	$16.9	$19.0
Gross profit percent	14.2%	14.4%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$176.6	$188.4
YoY revenue change	(6.3)%
YoY revenue change in constant currency	(3.3)%
Gross profit	$34.4	$36.6
Gross profit percent	19.5%	19.4%

Enterprise Computing Solutions (ECS):
Revenue	$118.7	$139.3
YoY revenue change	(14.8)%
YoY revenue change in constant currency	(11.2)%
Gross profit	$56.6	$76.1
Gross profit percent	47.7%	54.6%
First Quarter 2025 Segment Results
DWS revenue declined 10.4% YoY, a decrease of 7.5% in constant currency, primarily driven by lower volume with clients. DWS gross profit margin was 14.2%, a decrease of 20 bps YoY.
CA&I revenue declined 6.3% YoY, a decrease of 3.3% in constant currency, primarily driven by lower volume with existing clients due to the timing of project work. CA&I gross profit margin was 19.5%, an increase of 10 bps YoY.
ECS revenue declined 14.8% YoY, a decrease of 11.2% in constant currency. ECS gross profit margin was 47.7%, a decrease of 690 bps YoY. The decrease in revenue and gross profit margin was primarily driven by the timing of software license renewals.

Balance Sheet and Cash Flows

(In millions)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$393.1	$376.5

(In millions)	1Q25	1Q24
Cash provided by operations	$33.3	$23.8
Free cash flow	$13.2	$3.9
Pre-pension and postretirement free cash flow(10)	$22.6	$11.6
Adjusted free cash flow(11)	$28.3	$17.4
Free cash flow improved by $9.3 million YoY primarily due to working capital timing.
Other Metrics

(In millions, except numbers presented as percentages)	Amount	YoY Change	QoQ Change*
1Q25
TCV
Ex-L&S New Business	$337	83%	55%
Ex-L&S Renewals	76	(6)%	(76)%
L&S Renewals	21	(80)%	(90)%
Total company	$434	17%	(42)%
*QoQ - quarter over quarter
Total company TCV increased YoY primarily driven by new logo signings.
Backlog(2) increased both YoY and sequentially and was $2.89 billion for the first quarter of 2025 compared to $2.78 billion for the first quarter of 2024 and $2.84 billion in the fourth quarter of 2024. The YoY increase was primarily driven by New Business in DWS.
2025 Financial Guidance
The company reiterates full-year 2025 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	0.5% to 2.5%
Non-GAAP operating profit margin	6.5% to 8.5%
Constant currency revenue guidance translates to reported revenue growth of (1.1)% to 0.9%, based on exchange rates as of the end of 1Q25, and assumes L&S revenue of approximately $410 million and Ex-L&S constant currency revenue growth of 1.0% to 5.0%.

Conference Call
Unisys will hold a conference call with the financial community on Thursday, May 1, at 8 a.m. Eastern Time to discuss the results of the first quarter of 2025.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 2787914 from two hours after the end of the call until May 15, 2025.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents the estimated amount of future revenue to be recognized under contracted work, which has not yet been delivered or performed. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but backlog can be a useful metric and indicator of the company’s estimate of contracted revenue to be realized in the future, subject to certain inherent limitations. The timing of conversion of backlog to revenue may be impacted by, among other factors, the timing of execution, the extension or early termination of existing contracts with or without penalty, adjustments to estimates in pricing or volumes for previously included contracts, seasonality and foreign currency exchange rates. Investors are cautioned that backlog should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(3) Total Contract Value (TCV) – Represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts. L&S TCV is driven by software license renewals, and as such, changes in timing or terms of renewals can lead to fluctuations from period to period. The company believes that actual revenue reflects the most relevant measure necessary to understand the company’s results of operations, but TCV can be a useful leading indicator of the company’s ability to generate future revenue over time, subject to certain inherent limitations. Measuring TCV involves the use of estimates and judgments and the extent and timing of conversion of TCV to revenue may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of contract signing, and contract modifications, including terminations, over the lifetime of a contract. Investors are cautioned that TCV should not be relied upon as a substitute for, or considered in isolation from, measures in accordance with GAAP.

(4) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(5) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(6) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense, pretax goodwill impairment charge and pretax charges or gains associated with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(7) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; goodwill impairment charge, certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses; non-cash share-based expense; and other (income) expense adjustments.

(8) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures exclude pension and postretirement expense and charges or (credits) in connection with goodwill impairment; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(9) Free cash flow – Represents cash flow from operations less capital expenditures.

(10) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(11) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(12) License and Support (L&S) – Represents software license and related support services, primarily ClearPath Forward®, within the company's ECS segment.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support services within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, statements made in Mr. Thomson's and Ms. McCann's quotations, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, expectations regarding the impacts of changes to our organizational structure, investments in our solutions and artificial intelligence adoption and innovation, TCV and Ex-L&S New Business TCV, the impact of new logo signings, backlog, book-to-bill(4), full-year 2025 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S constant currency revenue growth, L&S revenue, non-GAAP operating profit margin, free cash flow generation and the assumptions and other expectations made in connection with our full-year 2025 financial guidance, our pension liability, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events, except as required by applicable law.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0430/9994
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue
Services	$386.2	$416.8
Technology	45.9	71.0
	432.1	487.8
Costs and expenses
Cost of revenue
Services	290.4	314.9
Technology	34.2	36.9
	324.6	351.8
Selling, general and administrative	96.8	112.2
Research and development	5.6	6.1
	427.0	470.1
Operating income	5.1	17.7
Interest expense	8.2	7.9
Other (expense), net	(16.9)	(142.1)
Loss before income taxes	(20.0)	(132.3)
Provision for income taxes	10.6	17.0
Consolidated net loss	(30.6)	(149.3)
Net (loss) income attributable to noncontrolling interests	(1.1)	0.2
Net loss attributable to Unisys Corporation	$(29.5)	$(149.5)
Loss per share attributable to Unisys Corporation
Basic	$(0.42)	$(2.18)
Diluted	$(0.42)	$(2.18)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended March 31, 2025
Revenue	$432.1	$118.6	$176.6	$118.7	$18.2
Gross profit percent	24.9%	14.2%	19.5%	47.7%
Three Months Ended March 31, 2024
Revenue	$487.8	$132.3	$188.4	$139.3	$27.8
Gross profit percent	27.9%	14.4%	19.4%	54.6%

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2025	2024
L&S revenue	$71.1	$93.2
Ex-L&S revenue	361.0	394.6
Revenue	$432.1	$487.8

L&S gross profit	$43.3	$64.8
Ex-L&S gross profit	64.2	71.2
Gross profit	$107.5	$136.0

L&S gross profit percent	60.9%	69.5%
Ex-L&S gross profit percent	17.8%	18.0%
Gross profit percent	24.9%	27.9%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$393.1	$376.5
Accounts receivable, net	423.0	467.2
Contract assets	20.6	16.0
Inventories	21.6	16.4
Prepaid expenses and other current assets	91.7	103.2
Total current assets	950.0	979.3
Properties	388.2	396.2
Less-accumulated depreciation and amortization	331.8	339.1
Properties, net	56.4	57.1
Capitalized contract costs, net	33.3	31.2
Marketable software, net	164.8	165.0
Operating lease right-of-use assets	41.3	38.4
Prepaid pension and postretirement assets	27.9	25.6
Deferred income taxes	111.3	96.6
Goodwill	248.2	247.9
Intangible assets, net	34.4	35.5
Restricted cash	14.4	14.1
Other long-term assets	158.3	181.6
Total assets	$1,840.3	$1,872.3
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$6.5	$5.0
Accounts payable	103.0	97.9
Deferred revenue	221.9	210.4
Other accrued liabilities	236.5	314.7
Total current liabilities	567.9	628.0
Long-term debt	488.3	488.2
Long-term pension and postretirement liabilities	814.3	816.4
Long-term deferred revenue	115.1	108.8
Long-term operating lease liabilities	32.6	28.9
Other long-term liabilities	76.2	71.3
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(267.8)	(283.4)
Noncontrolling interests	13.7	14.1
Total deficit	(254.1)	(269.3)
Total liabilities and deficit	$1,840.3	$1,872.3

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Consolidated net loss	$(30.6)	$(149.3)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency (gains) losses	(1.3)	14.9
Non-cash interest expense	0.3	0.3
Employee stock compensation	6.8	6.7
Depreciation and amortization of properties	6.4	6.2
Depreciation and amortization of capitalized contract costs	3.0	6.2
Amortization of marketable software	12.1	12.0
Amortization of intangible assets	1.1	2.4
Other non-cash operating activities	0.7	(1.5)
Loss on disposal of capital assets	0.2	—
Pension and postretirement contributions	(9.4)	(7.7)
Pension and postretirement expense	21.9	146.6
Deferred income taxes, net	(10.1)	(0.4)
Changes in operating assets and liabilities:
Receivables, net and contract assets	73.6	64.0
Inventories	(5.0)	(0.8)
Other assets	18.0	(9.8)
Accounts payable and current liabilities	(67.2)	(69.1)
Other liabilities	12.8	3.1
Net cash provided by operating activities	33.3	23.8
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	728.8	728.1
Purchases of foreign exchange forward contracts	(728.9)	(726.9)
Investment in marketable software	(11.2)	(13.2)
Capital additions of properties and other assets	(8.9)	(6.7)
Other	(0.1)	(0.1)
Net cash used for investing activities	(20.3)	(18.8)
Cash flows from financing activities
Payments of long-term debt	(1.3)	(6.1)
Other	(2.7)	(1.6)
Net cash used for financing activities	(4.0)	(7.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7.9	(3.5)
Increase (decrease) in cash, cash equivalents and restricted cash	16.9	(6.2)
Cash, cash equivalents and restricted cash, beginning of period	390.6	396.7
Cash, cash equivalents and restricted cash, end of period	$407.5	$390.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended
		March 31,
		2025	2024
Net loss attributable to Unisys Corporation		$(29.5)	$(149.5)
Pension and postretirement expense	pretax	21.9	146.6
	tax	0.6	0.1
	net of tax	21.3	146.5
Certain legal matters, net	pretax	(0.4)	(8.2)
	tax	—	(2.8)
	net of tax	(0.4)	(5.4)
Environmental matters	pretax	0.4	0.3
	tax	—	—
	net of tax	0.4	0.3
Cost reduction and other expenses	pretax	4.8	11.1
	tax	—	0.3
	net of tax	4.8	10.8

Non-GAAP net (loss) income attributable to Unisys Corporation		$(3.4)	$2.7

Weighted average shares (thousands)		70,106	68,704
Plus incremental shares from assumed vesting:
	Employee stock plans	—	—
Adjusted weighted average shares		70,106	68,704

Weighted average shares (thousands)		70,106	68,704
Plus incremental shares from assumed vesting:
	Employee stock plans	—	2,267
Non-GAAP adjusted weighted average shares		70,106	70,971

Diluted loss per share
Net loss attributable to Unisys Corporation		$(29.5)	$(149.5)
Divided by adjusted weighted average shares		70,106	68,704
Diluted loss per share		$(0.42)	$(2.18)
Non-GAAP basis
Non-GAAP net (loss) income attributable to Unisys Corporation for diluted (loss) earnings per share		$(3.4)	$2.7
Divided by Non-GAAP adjusted weighted average shares		70,106	70,971
Non-GAAP diluted (loss) earnings per share		$(0.05)	$0.04

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended
	March 31,
	2025	2024
Cash provided by operations	$33.3	$23.8
Additions to marketable software	(11.2)	(13.2)
Additions to properties and other assets	(8.9)	(6.7)
Free cash flow	13.2	3.9
Pension and postretirement funding	9.4	7.7
Pre-pension and postretirement free cash flow	22.6	11.6
Certain legal payments	1.0	1.4
Environmental matters payments	2.2	2.5
Cost reduction and other payments, net	2.5	1.9
Adjusted free cash flow	$28.3	$17.4

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended
	March 31,
	2025	2024
Net loss attributable to Unisys Corporation	$(29.5)	$(149.5)
Net (loss) income attributable to noncontrolling interests	(1.1)	0.2
Interest expense, net of interest income of $5.7 and $6.6, respectively (1)	2.5	1.3
Provision for income taxes	10.6	17.0
Depreciation	9.4	12.4
Amortization	13.2	14.4
EBITDA	$5.1	$(104.2)

Pension and postretirement expense	$21.9	$146.6
Certain legal matters, net (2)	(0.4)	(8.2)
Environmental matters (1)	0.4	0.3
Cost reduction and other expenses (3)	3.7	8.7
Non-cash share based expense	6.8	6.5
Other expense, net adjustment (4)	2.7	15.6
Adjusted EBITDA	$40.2	$65.3

(1) Included in other (expense), net on the consolidated statements of income (loss).
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the three months ended March 31, 2024, certain legal matters, net included a net gain of $14.9 million related to a favorable judgment received in a Brazilian services tax matter.

(3) Reduced for depreciation and amortization included above.
(4) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, interest income and items included in certain legal and environmental matters, cost reduction and other expenses.

	Three Months Ended
	March 31,
	2025	2024
Revenue	$432.1	$487.8
Net loss attributable to Unisys Corporation as a percentage of revenue	(6.8)%	(30.6)%
Non-GAAP net (loss) income attributable to Unisys Corporation as a percentage of revenue	(0.8)%	0.6%
Adjusted EBITDA as a percentage of revenue	9.3%	13.4%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended
	March 31,
	2025	2024
Operating profit	$5.1	$17.7
Certain legal matters (1)	0.5	7.3
Cost reduction and other expenses (2)	5.9	9.0
Pension and postretirement expense (1)	0.4	0.4
Non-GAAP operating profit	$11.9	$34.4

Revenue	$432.1	$487.8

Operating profit percent	1.2%	3.6%
Non-GAAP operating profit percent	2.8%	7.1%

(1) Included in selling, general and administrative on the consolidated statements of income (loss).
(2) Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss).